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                                                                   EXHIBIT 23.2




                       Consent of Independent Accountants


    We hereby consent to incorporation by reference of our report dated March 4, 1998, related to the balance sheets of Allen Tank, Inc. as of December 27, 1997 and December 26, 1996, the related statements of income and retained earnings (operating deficit) and cash flows for the fifty-two week periods then ended, which report appears in UNIFAB International, Inc.'s Form 10K for the year ended March 31, 1999.



    LaPorte, Sehrt, Romig & Hand
    A Professional Accounting Corporation
    Metairie, LA


    July 13, 1999